Exhibit 23.1

January 23, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of American Power Corp. on Form S-1 of our audit report, dated December 19, 2012 relating to the accompanying balance sheets as of September 30, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended September 30, 2012 and 2011 and from inception (August 7, 2007) through September 30, 2012, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
1/23/13

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com